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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                          J.P. MORGAN CHASE CAPITAL XI


      THIS Certificate of Trust of J.P. Morgan Chase Capital XI (the "Trust"), dated as of August 24, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801, et seq.).

      1. Name. The name of the business trust formed hereby is J.P. Morgan Chase Capital XI.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                    THE BANK OF NEW YORK (DELAWARE),
                                        as Delaware Trustee


                                    By:  /s/ William T. Lewis
                                      -----------------------------------------
                                          Name:  William T. Lewis
                                        Title:  SVP


                                    DINA DUBLON, as Administrative Trustee


                                      /s/ Dina Dublon
                                    --------------------------------------------



                                    JOHN C. WILMOT, as Administrative Trustee


                                      /s/ John C. Wilmot
                                    --------------------------------------------